UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2013 (April 29, 2013)

Republic Services, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona (Address of principal executive offices)		85054 (Zip Code)
(480) 627-2700
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

SIGNATURES	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Charles F. Serianni, currently serving as the Company’s Senior Vice President and Chief Accounting Officer, has accepted another position within the Company and will therefore be resigning as Chief Accounting Officer effective April 29, 2013. In the newly created role of Senior Vice President of Finance Projects, Mr. Serianni will leverage his vast finance experience and work with our Company's senior executives on strategic initiatives to further position Republic for success.
The Company has elected Brian A. Goebel as the Company's Vice President, Chief Accounting Officer effective April 29, 2013.
Mr. Goebel, 46, joined the Company in July 2009 as our Senior Director, External Reporting. He began his career in the waste industry in October 2003 with Waste Services, Inc., a publicly traded non-hazardous solid waste company with operations in the United States and Canada, where he served in positions including Senior Vice President, Controller and Chief Accounting Officer, and Acting Chief Financial Officer. Before that, Mr. Goebel served in various positions of increasing responsibility with ANC Rental Corporation and AutoNation. Mr. Goebel began his professional career in 1989 with the audit practice of Coopers & Lybrand LLC, where he remained until January 1997.
On April 29, 2013, Mr. Goebel and the Company entered into a Memorandum (the “Offer Letter”). The Offer Letter provides that Mr. Goebel will become Vice President, Chief Accounting Officer of the Company with a base salary of $250,000 annually. The Offer Letter also provides that Mr. Goebel will be eligible for the following additional compensation:

•
participation in the annual bonus plan, with an award target for 2013 set at 60% of base salary (prorated between the target percentage in his old position and the target percentage in his new position as if his new position had commenced on April 1, 2013);

•
participation in the long-term incentive plan, with an award target for each of the 2011-2013, 2012-2014 and 2013-2015 performance cycles set at $61,000 (with the awards to be prorated for all three performance cycles as if his new position had commenced on April 1, 2013); and

•	Continued eligibility to participate in the stock incentive plan.
Should Mr. Goebel’s employment with the Company terminate at any time while he is employed in the position of Vice President, Chief Accounting Officer, his eligibility for separation benefits will be governed by the Company's then-applicable Executive Separation Policy.
Mr. Goebel also has entered into a new Non-competition, Non-solicitation, Confidentiality, and Arbitration Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: April 29, 2013	By:
/s/ Glenn A. Culpepper
Glenn A. Culpepper
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

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